UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2025

Liberty Star Uranium & Metals Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-50071	90-0175540
(Commission	(IRS Employer
File Number)	Identification No.)

2 East Congress St. Ste 900, Tucson, AZ	85701
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (520) 425-1433

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LBSR	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 12, 2025, Liberty Star Uranium & Metals Corp.(s’), has appointed Jay Crawford as Vice President of Field Operations of our company.

Mr. Crawford joined Liberty Star in 2006. He has been instrumental in all aspects of exploration for Liberty Star’s properties. Starting with the North Pipes Project, he managed claim staking and soil sampling programs, focusing on safety and efficiency. In 2011 Mr. Crawford was promoted to Field Manager and has taken the lead on acquiring and maintaining all State and Federal claims and permits. Jay Crawford is recognized by the foremost experts in the subject area as practicing the most diligent sample and data collection techniques in the industry necessary for preserving integrity of the geochemical data set. He carries out all the geochemical/biogeochemical sampling for Liberty Star and ensures that all field personnel receive appropriate instruction on the sampling methods and techniques. Jay has been invited by some of the largest and most notable copper producers in the world to teach and share his data collection techniques.

Family Relationships

No family relationships exist between any of our directors or executive officers.

Certain Related Transactions and Relationships

We have not been party to any transaction with Mr. Jay Crawford since the beginning of our last fiscal year, or any currently proposed transaction with Mr. Crawford in which we were or will be a participant and where the amount involved exceeds $120,000, and in which Mr. Crawford had or will have a direct or indirect material interest.

Item 8.01 Other Events

On March 12, 2025, Liberty Star Uranium & Metals Corp., “Liberty Star” or the “Company”, OTCQB Markets: LBSR announced via Global Wire News release the engagement of Mr. Steve Rivera, an experienced Geologist and Qualified Person under USSEC S-K 1300, to provide senior geological management duties for the Red Rock Canyon (RRC) and Hay Mountain Projects.

John Steve Rivera, Professional Geologist and Qualified Person (R4037616, SME) with recent experience working in exploration-stage gold properties in southeastern Arizona and in our specific area. He has experience with industry majors Freeport McMoran, BHP Billiton, and Anglo-American Exploration (USA) Inc. Mr. Rivera, has recent experience in managing geological data collection explicitly like that at RRC and Hay Mountain, managing deep drilling projects (>5,000ft), and exploration/development of ore deposits for Bankable Feasibility Studies. He also has experience developing exploration activities including airborne geophysical surveys (ZTEM), seismic reflection surveys, mapping, and geochemical sampling.

As Liberty Star continues to advance its high-potential exploration portfolio, the Company extends its gratitude to departing consulting Geologist Jim Bryce for his contributions and we wish him well for all his future endeavors.

Item 9.01. Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description
3.54	Liberty Star Expands Leadership and Strengthens Exploration Team to Advance Red Rock Canyon and the Hay Mountain Projects
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR URANIUM & METALS CORP.

Dated: March 12, 2025	/s/ Patricia Madaris
Patricia Madaris, VP Finance & CFO